Exhibit 99.1

TechForce Robotics UnveilsProprietary Beverage RoboticsPlatform Designed to IncreaseRevenue and Maximize High-Volume Venue Throughput

Los Angeles, CA, Dec. 22, 2025 (GLOBE NEWSWIRE) — via IBN — NightfoodHoldings, Inc. dba TechForce Robotics (OTCQB: NGTF) (“TechForce” or the”Company”), an AI-driven service-robotics platform focused on hospitality, foodservice,and commercial automation, today announces the development and pending launch ofa new proprietary beverage dispensing robotic system. The new Beverage Bot isdesigned to materially optimize service efficiency and beverage revenue across high-traffic venues.

The Beverage Bot is a wholly owned, internally developed technology created toaddress two critical operational challenges faced by large-scale venues: long servicewait times and lost revenue caused by insufficient staffing during peak demandperiods. By significantly reducing beverage serve time and increasing throughput, theBeverage Bot enables venues to capture revenue that might otherwise be lost whenpatron demand exceeds human serving capacity.

The system is engineered to dispense both carbonated beverages and multiple tapbeer selections with precision, delivering ice-cold beverages with minimal to no foamwhile preserving product quality and consistency. With this capability we believe thatthe Beverage Bot will allow venues to maintain premium beverage standards whiledramatically accelerating service speed.

TechForce expects the Beverage Bot to be particularly well-suited for environmentswhere speed and volume are essential, including concerts, conferences, sportingevents, festivals, airports, bars, and other high-density entertainment and hospitality settings where patrons routinely outnumber available servers.

“Our team is extremely excited about this development,” said Ried Floco, TechForceRobotics President. “The Beverage Bot is a proprietary invention built entirely in-houseto solve such real-world operational pain points. By reducing serve time, we anticipatethat the Beverage Bot will directly increase production capacity and revenue potential,while helping venues operate more efficiently during peak demand.”

The Company expects to begin accepting orders for the Beverage Bot starting in thefirst quarter of 2026, with initial deployments targeted toward enterprise operators,large venues, and multi-location hospitality partners. The Beverage Bot will beintegrated into TechForce’s broader Robotics-as-a-Service (RaaS) platform,supporting scalable deployment, maintenance, and recurring revenue opportunities.

TechForce believes the Beverage Bot represents a meaningful expansion of itsrobotics portfolio and reinforces the Company’s strategy of developing proprietaryautomation technologies that drive measurable economic returns for customers.

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About TechForce Robotics

TechForce Robotics, Inc. is an AI-driven service-robotics and automation companyfocused on developing, deploying, and scaling autonomous robotic solutions forhospitality, foodservice, and commercial applications. Through a vertically integratedplatform that combines proprietary robotics technology, real-world operatingenvironments, and scalable manufacturing, TechForce is accelerating the adoption ofautomation across multiple industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-powered automation across multiple industries. Hospitality is the Company’s initialsector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive,labor-intensive, and operationally constrained tasks. Nightfood’s long-term vision is toexpand into additional verticals requiring similar automation solutions, deliveringscalable robotics that improve efficiency, reliability, and revenue generation.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events andNightfood Holdings’ expected performance, including anticipated product availabilityand customer adoption. These statements are subject to risks and uncertainties, andactual results may differ materially. Investors are encouraged to review the Company’sfilings with the Securities and Exchange Commission for additional information.

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